UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in this Item 2.02 of this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Marvell issued a press release on June 9, 2009, which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. As noted below, Marvell Technology Group Ltd. (“Marvell”) entered into an agreement to resolve a shareholder class action lawsuit filed on August 16, 2007 against Marvell and certain of its former and current officers and directors relating to Marvell’s historic stock option granting practices. The settlement provides for a payment by Marvell to the class of $72 million. As stated below, the settlement is subject to Court approval.

The agreement was entered into after the first quarter of fiscal 2010, ended May 2, 2009. However, since the litigation existed during the first quarter of fiscal 2010, results for the first quarter have been updated from what was previously reported on May 28, 2009 to adjust for this settlement. The impact of the settlement, recorded as general and administrative expense, changes the GAAP net loss to $111.5 million, or $0.18 per share (diluted), which is a decrease of $0.12 per share (diluted) compared to what was previously reported. Marvell does not typically include one-time litigation settlements when it reports its non-GAAP results, and as a result this expense will not impact Marvell’s non-GAAP results of operations previously reported.

Item 8.01	Other Events.

On June 9, 2009, Marvell entered into an agreement to resolve a shareholder class action lawsuit filed on August 16, 2007 against Marvell and certain of its former and current officers and directors relating to Marvell’s historic stock option granting practices. The settlement provides for a payment by Marvell to the class of $72 million. This class action settlement is subject to preliminary and then, following notice to class members, final approval by the United States District Court for the Northern District of California. Final approval of this settlement and the settlement of the shareholder derivative lawsuit announced previously would mark the end of all shareholder litigation involving Marvell related to its historic stock option granting practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2009

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein
Chief Financial Officer, Interim Chief Operating Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 9, 2009.